EX-99.906CERT

certification

Ryan Beach, Principal Executive Officer/President, and Reid Peters, Principal Financial Officer/Treasurer of AdvisorOne Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2020 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                                   Principal Financial Officer /Treasurer

AdvisorOne Funds                                                              AdvisorOne Funds

/s/ Ryan Beach                                                                                          /s/ Reid Peters

Ryan Beach, Principal Executive Officer/President                              Reid Peters, Principal Financial Officer/Treasurer

Date: 1/8/21                                                                                               Date: 1/8/21

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AdvisorOne Funds and will be retained by AdvisorOne Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.